Exhibit 99.1

McKESSON REPORTS FISCAL 2019 THIRD-QUARTER RESULTS

•	Revenues of $56.2 billion for the third quarter, up 5% year over year.

•	Third-quarter GAAP earnings per diluted share from continuing operations of $2.41.

•	Third-quarter Adjusted Earnings per diluted share of $3.40, flat year over year.

•	Fiscal 2019 Outlook: Adjusted Earnings of $13.45 to $13.65 per diluted share.

SAN FRANCISCO, January 31, 2019 – McKesson Corporation (NYSE:MCK) today reported that revenues for the third quarter ended December 31, 2018, were $56.2 billion, up 5% compared to $53.6 billion a year ago, and also up 5% on a constant currency basis. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share from continuing operations was $2.41, compared to earnings per diluted share of $4.32 a year ago. Prior year GAAP earnings per diluted share included a net tax benefit of approximately $1.78 per diluted share driven by the Tax Cuts and Jobs Act of 2017.

Third-quarter Adjusted Earnings per diluted share was $3.40, flat compared to $3.41 a year ago, primarily driven by a lower share count and growth in our Medical-Surgical business, offset by a higher tax rate and lower profit contribution from our U.S. Pharmaceutical business, which includes a $60 million, or approximately $0.23 cents per diluted share, charge related to a customer bankruptcy and previously announced customer losses.

For the first nine months of the fiscal year, McKesson generated cash from operations of $141 million, and invested $405 million internally, resulting in negative free cash flow of $264 million, which was in line with the company’s expectations. During the first nine months of the fiscal year, McKesson also paid $866 million for acquisitions, repurchased approximately $1.4 billion of its common stock, paid $216 million in dividends and the company ended the quarter with cash and cash equivalents of $1.8 billion.

“Our third-quarter results reflect solid adjusted operating profit performance, particularly in our Medical-Surgical and McKesson Prescription Technology Solutions businesses, and we are pleased with the progress we are seeing in our U.S. Pharmaceutical and Canadian businesses as we work to offset headwinds we discussed when providing our fiscal year outlook in May,” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “Our year-to-date results provide momentum heading into our fiscal fourth quarter, positioning the company well as Brian Tyler assumes the role of chief executive officer on April 1, 2019.”

Segment Results

U.S. Pharmaceutical and Specialty Solutions revenues were $44.3 billion for the quarter, up 6%, driven primarily by market growth and acquisitions, partially offset by previously announced customer losses and branded to generic conversions. Segment GAAP operating profit was $671 million and GAAP operating margin was 1.52%. Segment adjusted operating profit was $593 million and adjusted operating margin was 1.34%.

European Pharmaceutical Solutions revenues were $6.9 billion for the quarter, down 1% on a reported basis and up 2% on a constant currency basis, driven primarily by market growth, partially offset by the previously disclosed reduction in owned retail pharmacies and a challenging operating environment in the U.K. Segment GAAP operating profit was $26 million and GAAP operating margin was 0.38%. Segment adjusted operating profit was $69 million and adjusted operating margin was 1.00%. On a constant currency basis, adjusted operating profit was $71 million and adjusted operating margin was 0.99%.

Medical-Surgical Solutions revenues were $2.0 billion for the quarter, up 19%, driven primarily by an acquisition and market growth. Segment GAAP operating profit was $136 million and GAAP operating margin was 6.76%. Segment adjusted operating profit was $170 million and adjusted operating margin was 8.45%.

Revenues included in Other were $3.0 billion for the quarter, up 1% on a reported basis and up 5% on a constant currency basis, driven primarily by market growth. Other GAAP operating profit was $74 million and adjusted operating profit was $224 million. On a constant currency basis, adjusted operating profit was $226 million.

Fiscal Year 2019 Outlook

McKesson now expects Adjusted Earnings per diluted share of $13.45 to $13.65 for the fiscal year ending March 31, 2019, from the previous range of $13.20 to $13.80 per diluted share.

McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure without unreasonable effort, as items are inherently uncertain and depend on various factors, many of which are beyond the company’s control.

Dividend Declaration

The company’s Board of Directors yesterday declared a regular dividend of thirty-nine cents per share of common stock. The dividend will be payable on April 1, 2019, to stockholders of record on March 1, 2019.

Conference Call Details

The company has scheduled a conference call for today, Thursday, January 31st, at 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 323-794-2588. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. For individuals wishing to listen to the replay, the dial-in number is 719-457-0820 and the pass code is 9871695. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events

McKesson management will be participating in the following investor conference:

•	8th Annual Leerink Partners Global Healthcare Conference, February 28, 2019, New York, NY.

Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2 and 3 of the financial statement tables included with this release.

The company does not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Free Cash Flow

McKesson also provides free cash flow, a non-GAAP measure. Free cash flow is defined as net cash provided by operating activities less property acquisitions and capitalized software expenditures, as outlined in the company’s condensed consolidated statements of cash flows.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the performance of the company’s investment in Change Healthcare; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 6th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

April Marks, 415-732-1384 (General and Business Media)

April.Marks@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Revenues	$56,208	$53,617	5%	$161,890	$156,729	3%
Cost of sales (1)	(53,238)	(50,902)	5	(153,337)	(148,620)	3

Gross profit	2,970	2,715	9	8,553	8,109	5
Operating expenses (2) (3) (4)	(2,156)	(1,984)	9	(6,219)	(5,920)	5
Goodwill impairment charges (5)	(21)	—	NM	(591)	(350)	69
Restructuring and asset impairment charges (6)	(110)	(6)	NM	(288)	(242)	19
Gain from sale of business (7)	—	109	(100)	—	109	(100)

Total operating expenses	(2,287)	(1,881)	22	(7,098)	(6,403)	11

Operating income	683	834	(18)	1,455	1,706	(15)
Other income, net (8)	84	20	320	144	102	41
Loss from equity method investment in Change Healthcare (9)	(50)	(90)	(44)	(162)	(271)	(40)
Interest expense	(67)	(67)	—	(194)	(204)	(5)

Income from continuing operations before income taxes	650	697	(7)	1,243	1,333	(7)
Income tax (expense) benefit (10)	(123)	263	(147)	(245)	46	(633)

Income from continuing operations after tax	527	960	(45)	998	1,379	(28)
Income (Loss) from discontinued operations, net of tax	(1)	1	(200)	1	3	(67)

Net income	526	961	(45)	999	1,382	(28)
Net income attributable to noncontrolling interests	(57)	(58)	(2)	(169)	(169)	—

Net income attributable to McKesson Corporation	$469	$903	(48)%	$830	$1,213	(32)%

Earnings per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$2.41	$4.32	(44)%	$4.17	$5.75	(27)%
Discontinued operations	(0.01)	0.01	(200)	0.01	0.01	—

Total	$2.40	$4.33	(45)%	$4.18	$5.76	(27)%

Basic
Continuing operations	$2.42	$4.34	(44)%	$4.19	$5.78	(28)%
Discontinued operations	(0.01)	0.01	(200)	—	0.02	(100)

Total	$2.41	$4.35	(45)%	$4.19	$5.80	(28)%

Dividends declared per common share	$0.39	$0.34		$1.12	$0.96

Weighted average common shares
Diluted	195	208	(6)%	199	210	(5)%
Basic	194	207	(6)	198	209	(5)

(a)	Certain computations may reflect rounding adjustments.

NM	Computation not meaningful.

Refer to the section entitled “Financial Statement Notes” at the end of this release.

Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for the third quarters of fiscal 2019 and 2018 as well as our Annual Report on Form 10-K for fiscal 2018.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31, 2018								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,970	$—	$—	$(21)	$(104)	$—	$—	$2,845	9%	5%

Operating expenses (6)	$(2,287)	$122	$27	$—	$—	$110	$21	$(2,007)	22%	8%

Other income, net (8)	$84	$—	$—	$—	$—	$—	$(56)	$28	320%	27%

Income (Loss) from equity method investment in Change Healthcare (9)	$(50)	$75	$25	$—	$—	$—	$2	$52	(44)%	(5)%

Income from continuing operations before income taxes	$650	$197	$52	$(21)	$(104)	$110	$(33)	$851	(7)%	(2)%

Income tax expense (10)	$(123)	$(50)	$(13)	$6	$27	$(18)	$41	$(130)	(147)%	30%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$470	$147	$39	$(15)	$(77)	$92	$8	$664	(48)%	(7)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$2.41	$0.76	$0.20	$(0.08)	$(0.39)	$0.47	$0.03	$3.40 (b)	(44)%	—%

Diluted weighted average common shares	195	195	195	195	195	195	195	195	(6)%	(6)%

	Quarter Ended December 31, 2017
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,715	$—	$6	$(2)	$—	$(1)	$—	$2,718

Operating expenses (4) (7)	$(1,881)	$123	$24	$—	$—	$33	$(157)	$(1,858)

Other income, net	$20	$—	$1	$—	$—	$—	$1	$22

Income (Loss) from equity method investment in Change Healthcare (9)	$(90)	$70	$63	$—	$—	$—	$12	$55

Income from continuing operations before income taxes	$697	$193	$94	$(2)	$—	$32	$(144)	$870

Income tax benefit (expense) (10)	$263	$(53)	$(27)	$1	$—	$(4)	$(280)	$(100)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$902	$140	$67	$(1)	$—	$28	$(424)	$712

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$4.32	$0.67	$0.32	$(0.01)	$—	$0.14	$(2.03)	$3.41

Diluted weighted average common shares	208	208	208	208	208	208	208	208

(a)	Certain computations may reflect rounding adjustments.
(b)	Adjusted Earnings per share on a Constant Currency basis for third quarter of fiscal 2019 was $3.41 per diluted share, which excludes the foreign currency exchange effect of $0.01 per diluted share.

Refer to the section entitled “Financial Statement Notes” at the end of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Nine Months Ended December 31, 2018								Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$8,553	$—	$1	$(64)	$(139)	$—	$—	$8,351	5%	3%

Operating expenses (3) (5) (6)	$(7,098)	$364	$84	$—	$—	$288	$508	$(5,854)	11%	6%

Other income, net (8)	$144	$1	$—	$—	$—	$—	$(56)	$89	41%	44%

Income (Loss) from equity method investment in Change Healthcare (9)	$(162)	$229	$99	$—	$—	$—	$6	$172	(40)%	(14)%

Income from continuing operations before income taxes	$1,243	$594	$184	$(64)	$(139)	$288	$458	$2,564	(7)%	(3)%

Income tax expense (10)	$(245)	$(148)	$(46)	$17	$36	$(44)	$2	$(428)	(633)%	(21)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$829	$446	$138	$(47)	$(103)	$244	$460	$1,967	(31)%	2%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$4.17	$2.24	$0.69	$(0.24)	$(0.52)	$1.23	$2.32	$9.89 (b)	(27)%	8%

Diluted weighted average common shares	199	199	199	199	199	199	199	199	(5)%	(5)%

	Nine Months Ended December 31, 2017
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$8,109	$—	$12	$(5)	$—	$(1)	$—	$8,115

Operating expenses (2) (4) (5) (6) (7)	$(6,403)	$369	$19	$—	$—	$293	$182	$(5,540)

Other income, net (8)	$102	$1	$1	$—	$—	$—	$(42)	$62

Income (Loss) from equity method investment in Change Healthcare (9)	$(271)	$214	$245	$—	$—	$—	$12	$200

Income from continuing operations before income taxes	$1,333	$584	$277	$(5)	$—	$292	$152	$2,633

Income tax benefit (expense) (10)	$46	$(183)	$(90)	$2	$—	$(56)	$(259)	$(540)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,210	$401	$187	$(3)	$—	$236	$(107)	$1,924

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$5.75	$1.90	$0.89	$(0.01)	$—	$1.12	$(0.51)	$9.14

Diluted weighted average common shares	210	210	210	210	210	210	210	210

(a)	Certain computations may reflect rounding adjustments.
(b)	Adjusted Earnings per share on a Constant Currency basis for fiscal 2019 was $9.90 per diluted share, which excludes the foreign currency exchange effect of $0.01 per diluted share.

Refer to the section entitled “Financial Statement Notes” at the end of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2018			Quarter Ended December 31, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$44,279	$—	$44,279	$41,969	$—	$41,969	$—	$44,279	$—	$44,279	6%		6%		6%		6%
European Pharmaceutical Solutions	6,911	—	6,911	6,989	—	6,989	228	7,139	228	7,139	(1)		(1)		2		2
Medical-Surgical Solutions	2,012	—	2,012	1,693	—	1,693	—	2,012	—	2,012	19		19		19		19
Other (a)	3,006	—	3,006	2,966	—	2,966	113	3,119	113	3,119	1		1		5		5

Revenues	$56,208	$—	$56,208	$53,617	$—	$53,617	$341	$56,549	$341	$56,549	5%		5%		5%		5%

OPERATING PROFIT (6)
U.S. Pharmaceutical and Specialty Solutions (1)	$671	$(78)	$593	$565	$40	$605	$—	$671	$—	$593	19%		(2)%		19%		(2)%
European Pharmaceutical Solutions	26	43	69	16	69	85	—	26	2	71	63		(19)		63		(16)
Medical-Surgical Solutions	136	34	170	123	18	141	—	136	—	170	11		21		11		21
Other (a) (4) (7) (8) (9)	74	150	224	180	33	213	(3)	71	2	226	(59)		5		(61)		6

Operating profit	907	149	1,056	884	160	1,044	(3)	904	4	1,060	3		1		2		2
Corporate	(190)	52	(138)	(120)	13	(107)	—	(190)	—	(138)	58		29		58		29

Income from continuing operations before interest expense and income taxes	$717	$201	$918	$764	$173	$937	$(3)	$714	$4	$922	(6)%		(2)%		(7)%		(2)%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.52%		1.34%	1.35%		1.44%		1.52%		1.34%	17	bp	(10	) bp	17	bp	(10	) bp
European Pharmaceutical Solutions	0.38		1.00	0.23		1.22		0.36		0.99	15		(22)		13		(23)
Medical-Surgical Solutions	6.76		8.45	7.27		8.33		6.76		8.45	(51)		12		(51)		12

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Other for fiscal 2018 includes the Enterprise Information Solutions (“EIS”) business, which was sold in the third quarter of fiscal 2018. Operating profit for Other also includes our proportionate share of income (loss) from our equity method investment in Change Healthcare.

Refer to the section entitled “Financial Statement Notes” at the end of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2018			Nine Months Ended December 31, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)		Constant Currency (GAAP)	Constant Currency (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$126,866	$—	$126,866	$122,854	$—	$122,854	$—	$126,866	$—	$126,866	3%		3%		3%	3%
European Pharmaceutical Solutions	20,485	—	20,485	20,144	—	20,144	(191)	20,294	(191)	20,294	2		2		1	1
Medical-Surgical Solutions	5,663	—	5,663	4,886	—	4,886	—	5,663	—	5,663	16		16		16	16
Other (a)	8,876	—	8,876	8,845	—	8,845	115	8,991	115	8,991	—		—		2	2

Revenues	$161,890	$—	$161,890	$156,729	$—	$156,729	$(76)	$161,814	$(76)	$161,814	3%		3%		3%	3%

OPERATING PROFIT (6)
U.S. Pharmaceutical and Specialty Solutions (1) (8)	$1,824	$(56)	$1,768	$1,750	$54	$1,804	$—	$1,824	$—	$1,768	4%		(2)%		4%	(2)%
European Pharmaceutical Solutions (5)	(524)	720	196	(496)	754	258	21	(503)	(2)	194	6		(24)		1	(25)
Medical-Surgical Solutions	334	99	433	349	53	402	—	334	—	433	(4)		8		(4)	8
Other (a) (2) (3) (4) (7) (8) (9)	283	454	737	271	414	685	(9)	274	3	740	4		8		1	8

Operating profit	1,917	1,217	3,134	1,874	1,275	3,149	12	1,929	1	3,135	2		—		3	—
Corporate	(480)	104	(376)	(337)	25	(312)	—	(480)	—	(376)	42		21		42	21

Income from continuing operations before interest expense and income taxes	$1,437	$1,321	$2,758	$1,537	$1,300	$2,837	$12	$1,449	$1	$2,759	(7)%		(3)%		(6)%	(3)%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.44%		1.39%	1.42%		1.47%		1.44%		1.39%	2	bp	(8	) bp	2 bp	(8	) bp
European Pharmaceutical Solutions	(2.56)		0.96	(2.46)		1.28		(2.48)		0.96	(10)		(32)		(2)	(32)
Medical-Surgical Solutions	5.90		7.65	7.14		8.23		5.90		7.65	(124)		(58)		(124)	(58)

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Other for fiscal 2018 includes EIS business, which was sold in the third quarter of fiscal 2018. Operating profit for Other also includes our proportionate share of income (loss) from our equity method investment in Change Healthcare.

Refer to the section entitled “Financial Statement Notes” at the end of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31, 2018	March 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$1,849	$2,672
Receivables, net	18,932	17,711
Inventories, net	16,951	16,310
Prepaid expenses and other	587	443

Total Current Assets	38,319	37,136
Property, Plant and Equipment, Net	2,503	2,464
Goodwill	10,519	10,924
Intangible Assets, Net	3,920	4,102
Equity Method Investment in Change Healthcare	3,566	3,728
Other Noncurrent Assets	2,184	2,027

Total Assets	$61,011	$60,381

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$32,091	$32,177
Short-term borrowings	1,048	—
Current portion of long-term debt	1,120	1,129
Other accrued liabilities	3,165	3,379

Total Current Liabilities	37,424	36,685
Long-Term Debt	7,616	6,751
Long-Term Deferred Tax Liabilities	2,983	2,804
Other Noncurrent Liabilities	2,195	2,625

Redeemable Noncontrolling Interests	1,404	1,459

McKesson Corporation Stockholders’ Equity	9,185	9,804
Noncontrolling Interests	204	253

Total Equity	9,389	10,057

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$61,011	$60,381

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$999	$1,382
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	714	697
Goodwill and other asset impairment charges	671	539
Deferred taxes	170	(847)
LIFO credits	(64)	(5)
Loss from equity method investment in Change Healthcare	162	271
Gain from sale of businesses and investments	(79)	(155)
Other non-cash items	(16)	(75)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,543)	(1,046)
Inventories	(756)	(1,410)
Drafts and accounts payable	175	1,203
Taxes	(131)	689
Other	(161)	78

Net cash provided by operating activities	141	1,321

INVESTING ACTIVITIES
Property acquisitions	(309)	(269)
Capitalized software expenditures	(96)	(123)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(866)	(1,979)
Proceeds from sale of businesses and investments, net	81	329
Payments received on Healthcare Technology Net Asset Exchange, net	—	126
Other	39	(36)

Net cash used in investing activities	(1,151)	(1,952)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	30,392	12,699
Repayments of short-term borrowings	(29,346)	(12,133)
Proceeds from issuances of long-term debt	1,099	—
Repayments of long-term debt	(14)	(545)
Common stock transactions:
Issuances	46	114
Share repurchases, including shares surrendered for tax withholding	(1,388)	(951)
Dividends paid	(216)	(192)
Other	(256)	(139)

Net cash provided by (used in) financing activities	317	(1,147)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(130)	143

Net decrease in cash, cash equivalents and restricted cash	(823)	(1,635)
Cash, cash equivalents and restricted cash at beginning of period	2,672	4,254

Cash, cash equivalents and restricted cash at end of period	$1,849	$2,619

McKESSON CORPORATION

FINANCIAL STATEMENT NOTES

(1)

The third quarters of fiscal 2019 and 2018 include pre-tax credits of $21 million and $2 million, and the first nine months of fiscal 2019 and 2018 include pre-tax credits of $64 million and $5 million related to our last-in, first-out (“LIFO”) method of accounting for inventories. The third quarter and first nine months of fiscal 2019 include $104 million and $139 million of net cash proceeds representing our share of antitrust legal settlements. These credits are included within our U.S. Pharmaceutical and Specialty Solutions segment.

(2)

Operating expenses for the first nine months of fiscal 2018 includes a pre-tax gain of $37 million ($22 million after-tax) for Other, related to the final net working capital settlement and other adjustments from the contribution of the majority of our technology business to form a joint venture, Change Healthcare, in the fourth quarter of 2017. This credit is included under “Acquisition-Related Expenses and Adjustments” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(3)

Operating expenses for the first nine months of fiscal 2019 includes a gain from an escrow settlement of $97 million (pre-tax and after-tax) representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health, within Other. This gain is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(4)

Operating expenses for the third quarter and first nine months of fiscal 2018 include a pre-tax credit of $46 million ($30 million after-tax) for Other, representing a reduction in our tax receivable agreement liability payable to the shareholders of Change Healthcare Holdings, Inc., as a result of the 2017 Tax Cuts and Jobs Act (“2017 Tax Act”). This credit is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(5)

Operating expenses for the first nine months of fiscal 2019 and 2018 include non-cash goodwill impairment charges of $570 million (pre-tax and after-tax) and $350 million (pre-tax and after-tax) for our European Pharmaceutical Solutions segment. These charges are included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(6)

Operating expenses for the third quarter and first nine months of fiscal 2019 include pre-tax restructuring and asset impairment charges of $110 million ($92 million after-tax) and $288 million ($244 million after-tax), primarily for our retail businesses in Canada and the United Kingdom (“U.K.”) and Corporate. Operating expenses for the first nine months of fiscal 2018 include pre-tax restructuring and asset impairment charges of $242 million ($202 million after-tax), primarily for our retail businesses in the U.K.

(7)

The third quarter and first nine months of fiscal 2018 include a pre-tax gain of $109 million ($30 million after-tax) recognized from the 2018 third quarter sale of our Enterprise Information Solutions (“EIS”) business within Other. This gain is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(8)

The third quarter and first nine months of fiscal 2019 include a pre-tax gain of $56 million ($41 million after-tax) recognized from the sale of an equity method investment within Other. The first nine months of fiscal 2018 include a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our U.S. Pharmaceutical and Specialty Solutions segment. These gains are included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(9)

Loss from our equity method investment in Change Healthcare includes the amortization of equity investment intangibles and other acquired intangibles of $75 million and $70 million for the third quarters of fiscal 2019 and 2018, and $229 million and $214 million for the first nine months of fiscal 2019 and 2018. The amortization expenses are included in our proportionate share of the loss from our equity method investment in Change Healthcare within Other.

(10)

The third quarters of fiscal 2019 and 2018 include net discrete tax expenses of $27 million and net discrete tax benefits of $370 million, and first nine months of fiscal 2019 and 2018 include net discrete tax benefits of $11 million and $370 million recognized in connection with the 2017 Tax Act. These discrete tax expenses and benefits are included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

1 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•

Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition and transaction related expenses and adjustments, Last-In, First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles—Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments—Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments—LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements—Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring and asset impairment charges—Non-acquisition related restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from the Adjusted Earnings.

Other adjustments—The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; other asset impairments; adjustments to claim and litigation reserves for estimated probable losses and settlements; certain discrete benefits and subsequent true-up adjustments related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

2 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•

Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.